SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 23, 1999

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                          GT INTERACTIVE SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)




            Delaware                      0-27338              13-3689915
(State or other jurisdiction of  (Commission file number)   (I.R.S. employer
 incorporation or organization)                            identification no.)


       417 Fifth Avenue, New York, NY                         10016
  (Address of principal executive offices)                 (Zip code)



       Registrant's telephone number, including area code: (212) 726-6500

Item 5.  Other Events

         On February 23, 1999, the Registrant issued to certain affiliates of General Atlantic Partners, LLC, a Delaware limited liability company, 600,000 shares of its Series A Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), for an aggregate purchase price of $30 million. Each share of Series A Preferred Stock is convertible at any time into ten shares of the Registrant's common stock, par value $.01 per share ("Common Stock"), and will vote on an as-converted basis with the Common Stock as a single class. The Registrant may redeem the Series A Preferred Stock at any time after February 8, 2003.


Item 7.  Exhibits

3.1 Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock

10.1 Stock Purchase Agreement, dated February 8, 1999, among the Registrant, General Atlantic Partners 54, L.P. and GAP Coinvestment Partners II, L.P.

10.2 Employment Agreement, dated as of February 8, 1999, between the Registrant and Thomas Heymann

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        GT INTERACTIVE SOFTWARE CORP.


Date:    March 2, 1999                  By: /s/ David I. Chemerow
                                            -----------------------------
                                        Name:  David I. Chemerow
                                        Title:    President and Chief
                                                  Operating Officer